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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SendGrid, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SENDGRID, INC.
1801 California Street, Suite 500
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2018

Dear Stockholders of SendGrid, Inc.:

        We cordially invite you to attend the 2018 Annual Meeting of Stockholders of SendGrid, Inc., a Delaware corporation (the "Company"). The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEND2018, originating from Denver, Colorado, on Thursday, May 31, 2018 at 10:00 a.m. Mountain Time for the following purposes:

  1.
  To elect the Board of Directors' nominees, Fred Ball, Hilary Schneider and Sri Viswanath, to the Board of Directors to hold office until the 2021 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

  3.
  To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 2, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

We appreciate your continued support of SendGrid.

By Order of the Board of Directors

Michael Tognetti
Secretary

Denver, Colorado
April 20, 2018

You are cordially invited to attend the meeting by visiting www.virtualshareholdermeeting.com/SEND2018, where you will be able to listen to the meeting live, submit questions and vote online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SENDGRID, INC.
1801 California Street, Suite 500
Denver, Colorado 80202

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

        Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of SendGrid, Inc. (sometimes referred to as the "Company" or "SendGrid") is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about April 20, 2018 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

        We may send you a proxy card, along with a second Notice, on or after April 30, 2018.

How do I attend the annual meeting?

        We will be hosting the meeting via live webcast only. Any stockholder can attend the meeting live online at www.virtualshareholdermeeting.com/SEND2018. The webcast will start at 10:00 a.m. Mountain Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold shares of common stock in a "street name." Instructions on how to attend and participate online are also available at www.virtualshareholdermeeting.com/SEND2018. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 2, 2018, will be entitled to vote at the Annual Meeting. On this record date, there were 42,906,173 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 2, 2018, your shares were registered directly in your name with SendGrid's transfer agent, Broadridge Corporate Solutions, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 2, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of three directors (Proposal 1); and

  •
  Ratification of selection by the Audit Committee of the Board of KPMG LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018 (Proposal 2).

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the virtual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend online and vote during the meeting even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.

  •
  To vote during the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEND2018, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. Mountain Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and vote online during the Annual Meeting, including how to demonstrate your stock ownership, are posted www.virtualshareholdermeeting.com/SEND2018.

  •
  To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your telephone vote must be received by 9:59 p.m. Mountain Time on May 30, 2018 to be counted.

  •
  To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your Internet vote must be received by 9:59 p.m. Mountain Time on May 30, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from SendGrid. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote online at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 2, 2018.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the virtual meeting, your shares will not be voted.

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all three nominees for director and "For" the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

        If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your "uninstructed" shares with respect to matters considered to be "routine" under

NYSE rules, but not with respect to "non-routine" matters. In this regard, Proposal 1 is considered to be a "non-routine" matter under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a "routine" matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

        If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the Internet.

  •
  You may send a timely written notice that you are revoking your proxy to SendGrid's Secretary at 1801 California Street, Suite 500, Denver, Colorado 80202.

  •
  You may attend the virtual Annual Meeting and vote online. Simply attending the virtual meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by Friday, December 21, 2018, to our Corporate Secretary at 1801 California Street, Suite 500, Denver, Colorado 80202, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. Pursuant to our Amended and Restated Bylaws, or Bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year's proxy materials, you must do so not later than the close of business on Monday, March 4, 2019 and no earlier than the close of business on Thursday, January 31, 2019; provided, however, that if next year's annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after May 31, 2019, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be "non-routine" under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as "broker non-votes." Proposal 1 is considered to be "non-routine" under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

        As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

        The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	Nominees receiving the most "For" votes; withheld votes will have no effect	Not applicable	No effect
2	Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal ending December 31, 2018.	"For" votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)

(1)
This proposal is considered to be a "routine" matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present online at the meeting or represented by proxy. On the record date, there were 42,906,173 shares outstanding and entitled to vote. Thus, the holders of 21,453,087 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS

CLASSIFIED BOARD

        SendGrid's Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has eight members. There are three directors in the class whose term of office expires in 2018. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2021 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to encourage directors and nominees for director to attend the Annual Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by SendGrid. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve. The following table sets forth information with respect to our directors who we expect to continue in office after the Annual Meeting, including the three nominees for election at the Annual Meeting, as of April 20, 2018:

Name	Age	Director Since
Class I Directors—Nominees for Election at the Current Annual Meeting
Fred Ball	55	April 2017
Hilary Schneider	57	July 2017
Sri Viswanath	42	September 2017
Class II Directors—Continuing in Office until the 2019 Annual Meeting
Ajay Agarwal	48	November 2016
Byron Deeter	43	January 2012
Anne Raimondi	46	February 2018
Class III Directors—Continuing in Office until the 2020 Annual Meeting
Warren Adelman	54	April 2014
Sameer Dholakia	44	September 2014

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

        Fred Ball has served on the Board since April 2017. Mr. Ball served as Chief Financial Officer, Executive Vice President and Chief Administrative Officer at Marketo, Inc., a formerly publicly-traded marketing software company, from 2011 to 2016. From 2008 to 2011, Mr. Ball served as Chief Financial Officer at Webroot, Inc., a software security solutions provider. From 2004 to 2007, Mr. Ball served as

Senior Vice President and Chief Financial Officer at BigBand Networks, Inc., a publicly-traded digital video networking company. Mr. Ball has also served on the board of directors of Advanced Energy Industries Inc., a publicly-traded electronic components manufacturing company, since 2008, and the board of directors of Electro Scientific Industries, Inc., a publicly-traded technology company, since 2003. Mr. Ball also serves on the board of a privately-held company. Mr. Ball holds a B.S. in Accounting from Virginia Polytechnic Institute and State University.

        The Nominating and Corporate Governance Committee, or Nominating Committee, believes that Mr. Ball possesses specific attributes that qualify him to serve as a member of the Board, including his substantial corporate finance and management experience with technology companies.

        Hilary Schneider has served on the Board since July 2017. Ms. Schneider has served as the Chief Executive Officer of Wag Labs, Inc., an on-demand dog walking company, since January 2018. Ms. Schneider served as President, Chief Executive Officer and a director of LifeLock, Inc., a formerly publicly-traded provider of identity theft protection, identity risk assessment and fraud protection services, from March 2016 to February 2017. From 2012 to 2016, Ms. Schneider served as the President of LifeLock, Inc. Ms. Schneider served as a director of LogMeIn, Inc., a publicly-traded provider of cloud-based remote connectivity service, from 2011 to 2014. From March 2010 to November 2010, Ms. Schneider served as Executive Vice President at Yahoo! Americas, a global technology company. Ms. Schneider joined Yahoo! in 2006, when she led the company's U.S. region, Global Partner Solutions and Local Markets and Commerce division. Prior to joining Yahoo!, Ms. Schneider held senior leadership roles at Knight Ridder, Inc., a media company, from 2002 to 2005, including serving as Chief Executive Officer of Knight Ridder Digital. From 2000 to 2002, Ms. Schneider served as President and Chief Executive Officer of Red Herring Communications, a media company. Ms. Schneider also serves on the board of directors of several private companies. Ms. Schneider holds a B.A. in Economics from Brown University and an M.B.A. from Harvard Business School.

        The Nominating Committee believes that Ms. Schneider possesses specific attributes that qualify her to serve as a member of the Board, including her extensive experience with technology companies as both a director and an executive officer.

        Sri Viswanath has served on the Board since September 2017. Mr. Viswanath has served as the Chief Technology Officer of Atlassian Corporation PLC, a publicly-traded enterprise software company, since January 2016. From April 2013 to December 2015, Mr. Viswanath served as Chief Technology Officer and Senior Vice President of Product and Engineering at Groupon, Inc., a global local commerce company. From September 2012 to April 2013, Mr. Viswanath was the Vice President of Research and Development for mobile computing at VMware, a provider of cloud and virtualization software and services. From September 2009 to November 2011, Mr. Viswanath served as Senior Vice President of Engineering at Ning, Inc., an online SaaS platform company, which was acquired in November 2011 by Glam Media, a media company, where he was Senior Vice President of Engineering and General Manager of publisher products from November 2011 to August 2012. From 1999 to July 2008, Mr. Viswanath led the development of a number of open-source and business-to-business products at Sun Microsystems. Mr. Viswanath holds an M.S. in computer science from Clemson University and an M.S. in management from Stanford University.

        The Nominating Committee believes that Mr. Viswanath possesses specific attributes that qualify him to serve as a member of the Board, including his extensive management experience with technology companies.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

        Ajay Agarwal has served on the Board since November 2016. Since 2003, Mr. Agarwal has served as a Managing Director at Bain Capital Ventures, a venture capital firm. Prior to joining Bain Capital Ventures, Mr. Agarwal served as head of sales and marketing at Trilogy Inc., an enterprise software company. Mr. Agarwal also serves on the boards of directors of a number of privately-held companies. Mr. Agarwal holds a B.S. in Electrical Engineering from Stanford University and an M.B.A. from Harvard Business School.

        The Nominating Committee believes that Mr. Agarwal possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience with technology companies, including as a director and venture capitalist.

        Byron Deeter has served on the Board since January 2012. Since 2005, Mr. Deeter has served as a partner of Bessemer Venture Partners, a venture capital firm. From 2004 to 2005, Mr. Deeter served as a business development and marketing development executive at International Business Machines Corporation, a publicly-traded technology and consulting company. From 1999 to 2004, Mr. Deeter served in several roles, including co-founder, President, Chief Executive Officer and Vice President of Business Development, at Trigo Technologies, Inc., a product information management company, which was acquired by IBM in 2004. Since 2010, Mr. Deeter has served on the board of directors of Twilio, Inc., a publicly-traded cloud communications platform company. Mr. Deeter also served on the board of directors of Instructure, Inc., a publicly-traded educational technology company, from 2013 to 2016, the board of directors of Cornerstore OnDemand, Inc., a publicly-traded cloud-based learning and talent management solutions company, from 2007 to 2014, the board of directors of Criteo S.A., a publicly-traded online targeted advertising company, from 2010 to 2014, and the board of directors of Eloqua, Inc., a formerly publicly-traded cloud-based marketing automation company, from 2007 until its acquisition by Oracle in 2013. Mr. Deeter also serves on the boards of directors of a number of privately-held companies. Mr. Deeter holds a B.A. in Political Economy from the University of California, Berkeley.

        The Nominating Committee believes that Mr. Deeter possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience with technology companies as a director, officer and venture capitalist.

        Anne Raimondi has served on the Board since February 2018. From August 2013 to November 2017, Ms. Raimondi served in several roles at Zendesk, Inc., a provider of a SaaS customer service platform, including as Senior Vice President, Strategy, Senior Vice President, Operations and Vice President, People Operations. From November 2012 to August 2013, Ms. Raimondi served as the Chief Revenue Officer at TaskRabbit, Inc., a provider of an online services marketplace. From May 2012 to November 2012, Ms. Raimondi served as the Chief Executive Officer of One Jackson, Inc., an apparel company. From May 2010 to April 2012, Ms. Raimondi served as Vice President, Marketing at SurveyMonkey Inc., a software company. From September 2007 to June 2010, Ms. Raimondi served as the Vice President of Business Talent Group, a consulting company. Ms. Raimondi holds a B.A. in economics and sociology from Stanford University and an M.B.A. from Stanford University.

        The Nominating Committee believes that Ms. Raimondi possesses specific attributes that qualify her to serve as a member of the Board, including her extensive management experience with technology companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

        Warren Adelman has served on the Board since April 2014. Mr. Adelman has served as the Managing Director of Nativ Group, a personal investment firm, since 2012. Prior to founding Nativ Group, Mr. Adelman held a variety of positions at godaddy Inc., a publicly-traded domain name registrar, from 2003 to 2012, including Vice President for Strategic Development from 2003 to 2004, Chief Operating Officer from 2004 to 2006, President and Chief Operating Officer from 2006 to 2011 and Chief Executive Officer from 2011 to 2012. Mr. Adelman also served as a member of godaddy's board of directors from 2006 to 2012. Mr. Adelman holds a B.A. in Political Science and History from the University of Toronto.

        The Nominating Committee believes that Mr. Adelman possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience with technology companies as both a director and an executive officer.

        Sameer Dholakia has served as our Chief Executive Officer and as a member of the Board since September 2014. Mr. Dholakia has also served as our Chairman of the Board since September 2017. Prior to joining SendGrid, Mr. Dholakia served at Citrix Systems, Inc., an enterprise software company, as Group Vice President and General Manager of the Cloud Platforms group from 2011 to 2014 and as the Vice President of Marketing from 2010 to 2011. Mr. Dholakia joined Citrix in 2010 following Citrix's acquisition of VMLogix, Inc., a provider of virtualization management software, where he served as Chief Executive Officer from 2007 to 2010. Mr. Dholakia holds a B.A. in Economics and an M.A. in Organizational Studies from Stanford University and an M.B.A. from Harvard Business School.

        The Nominating Committee believes that Mr. Dholakia possesses specific attributes that qualify him to serve as a member of the Board, including the perspective and experience he brings as our Chief Executive Officer and his extensive experience operating technology companies.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

        As required under the New York Stock Exchange, or NYSE, listing standards, a majority of the members of a listed company's board must qualify as "independent," as affirmatively determined by the Board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Adelman, Mr. Agarwal, Mr. Ball, Mr. Deeter, Ms. Raimondi, Ms. Schneider and Mr. Viswanath. In making this determination, the Board determined that none of these directors had a material or disqualifying relationship with the Company. The Board considered current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Dholakia, our President, Chief Executive and Chairman of the Board, is not an independent director by virtue of his employment with the Company.

        Further, as provided in the Related Persons Transaction Policy, the Board considered that the aggregate dollar amount of the transactions during any 12-month period within the last three fiscal years did not exceed the greater of $1 million or 2% of the other company's consolidate gross revenues and, therefore, was not regarded as compromising the director's independence. Based on this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting are independent under the standards set forth in the Company's Corporate Governance Guidelines and applicable NYSE rules.

BOARD LEADERSHIP STRUCTURE

        Our Corporate Governance Guidelines and Bylaws provide that one of our independent directors will serve as a lead independent director at any time when an independent director is not serving as the Chairman of the Board. Because Mr. Dholakia is our Chairman and Chief Executive Officer, the Board has appointed Fred Ball to serve as our lead independent director. As lead independent director, Mr. Ball establishes the agenda for, and presides over, periodic meetings of our independent directors, serves as a liaison between our Chairman and the independent directors, and performs additional duties as the Board may otherwise determine or delegate from time to time.

        The Company believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with Mr. Dholakia).

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the lead independent director, majority-independent Board and independent Board committees provide a well-functioning and effective balance to an experienced Chairman. Although the Board does not have a standing risk management committee, it administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure and director independence, as well as succession planning. The Compensation Committee of the Board, or Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from executive management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as appropriate.

MEETINGS OF THE BOARD

        The Board met 14 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

        As required under applicable NYSE listing standards, in fiscal 2017, the Company's non-management directors met three times in regularly scheduled executive sessions at which only non-management directors were present. Mr. Ball, our lead independent director, presides over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD

        The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

        During the fiscal year ended December 31, 2017, the Audit Committee met eight times and the Compensation Committee met nine times. The Nominating Committee was newly formed and did not meet during the last fiscal year. Each of our directors attended at least 75% of the aggregate total number of meetings of committees on which such member served.

        Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including:

  •
  helping the Board oversee our corporate accounting and financial reporting processes;

  •
  reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures;

  •
  assisting with design and implementation of our internal audit and risk assessment functions;

  •
  evaluating the qualifications, performance and independence of our independent registered public accounting firm and deciding whether to retain its services;

  •
  monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

  •
  discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end results;

  •
  developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

  •
  reviewing related party transactions;

  •
  obtaining and reviewing a written statement by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;

  •
  approving, or as permitted, pre-approving, audit and permissible non-audit services to be performed by an independent registered public accounting firm; and

  •
  reviewing and assessing, at least annually, the performance of the Audit Committee and adequacy of its charter.

        The Audit Committee is composed of three directors: Mr. Adelman, Mr. Agarwal and Mr. Ball. Mr. Ball is the Chair of the Audit Committee. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company's website at https://investors.sendgrid.com/governance/governance-documents.

        The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual).

        The Board has also determined that Mr. Ball qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Ball's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies. In addition to the Company's Audit Committee, Mr. Ball also serves on the Audit Committee of Electro Scientific Industries, Inc. and Advanced Energy Industries Inc. The Board has determined that simultaneous service does not impair Mr. Ball's ability to effectively serve on the Company's Audit Committee.

Report of the Audit Committee of the Board(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Mr. Warren Adelman
Mr. Ajay Agarwal
Mr. Fred Ball

Compensation Committee

        The Compensation Committee is composed of four directors: Mr. Adelman, Ms. Schneider, Ms. Raimondi and Mr. Viswanath. Ms. Schneider is the Chair of the Compensation Committee. All members of the Company's Compensation Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02 as applied to compensation committee members). The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company's website at https://investors.sendgrid.com/governance/governance-documents.

        The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing, modifying and overseeing overall compensation strategy and policies;

  •
  reviewing and approving the compensation and other terms of employment of our chief executive officer, other executive officers and senior management, as appropriate;

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

  •
  reviewing and approving the compensation arrangements with our executive officers and other senior management, as appropriate;

  •
  reviewing and recommending to the full Board the compensation of our directors;

  •
  appointing and overseeing the work of compensation consultants, legal counsel or any other advisors and consultants engaged for the purpose of advising the compensation committee;

  •
  adopting and administering equity award plans, compensation plans and similar programs, as well as modification or termination of plans and programs;

  •
  establishing policies with respect to equity compensation arrangements; and

  •
  reviewing and evaluating with the chief executive officer the succession plans for our executive officers.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Company's Chief People Operations Officer and Frederic W Cook & Co., Inc., or FW Cook. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE described above, the Compensation Committee engaged FW Cook as compensation consultants. FW Cook was selected after several consultants, including FW Cook, were evaluated. The Compensation Committee requested that FW Cook:

  •
  assist in evaluating, developing and implementing an executive compensation program in connection with the Company's transition to a public company;

  •
  assist in developing a director compensation program; and

  •
  develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.

        FW Cook representatives meet regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. FW Cook works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee's approval. No work performed by FW Cook during fiscal year 2017 raised a conflict of interest.

        Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2017, the Compensation Committee delegated authority to Mr. Dholakia to grant, without any further action required by the Compensation Committee, equity awards to employees who are not officers or vice presidents, or reasonably expected to become officers or vice presidents, of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, Mr. Dholakia may not grant equity awards to acquire more than an aggregate of 10,000 shares to any one individual on any one grant date or 20,000 shares to any one individual in the aggregate in any calendar year. Typically, as part of its oversight function, the Compensation Committee will review the list of grants made by the Mr. Dholakia at each regularly scheduled in-person meeting. During fiscal year 2017, Mr. Dholakia did not exercise his authority to grant equity awards to non-officer employees.

        The Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2017, Messrs. Adelman, Deeter and Viswanath, Ms. Schneider and Ryan McIntyre, a former member of the Board, served on our Compensation Committee. Mr. McIntyre resigned from the Board and our Compensation Committee in October 2017. In connection with our initial public offering, or IPO, effective as of November 14, 2017, we reconstituted our Compensation Committee to consist of Mr. Adelman, Ms. Schneider and Mr. Viswanath. None of the members of the Compensation Committee is currently or has been at any time one of our employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

        In August 2017, we and some of our stockholders, including entities affiliated with Mr. McIntyre, entered into a stock transfer agreement and a securities purchase agreement pursuant to which the sellers agreed to sell, and the purchasers agreed to purchase, an aggregate of 538,000 shares of our common stock at a purchase price of $12.72 per share. Entities affiliated with Mr. McIntyre purchased 179,333 shares in these transactions for a total purchase price of $2.3 million. Additionally, certain of our existing stockholders associated with Bessemer Venture Partners, which is an affiliate of Mr. Deeter, purchased an aggregate of 625,000 shares of common stock in our initial public offering in November 2017 at the initial public offering price of $16 per share. The underwriters received the same discount from shares of our common stock purchased by such stockholders as they did from other shares of our common stock sold to the public in our initial public offering.

Nominating and Corporate Governance Committee

        The Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board selection of candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and reviewing and recommending any amendments to our Corporate Governance Guidelines.

        The Nominating Committee is composed of four directors: Mr. Ball, Mr. Deeter, Ms. Schneider and Mr. Viswanath. Mr. Deeter is the Chair of the Nominating Committee. All members of the Nominating Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company's website at https://investors.sendgrid.com/governance/governance-documents.

        The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

        In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2017, the Nominating Committee did not engage a third-party executive and director search firm to assist in the process of identifying or evaluating director candidates.

        The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: c/o SendGrid, Inc., 1801 California Street, Suite 500, Denver, CO 80202, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, and a description of the proposed nominee's qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company's website at https://investors.sendgrid.com/governance/governance-documents.

        Any interested person may, however, communicate directly with the presiding director of the Board's executive sessions or the independent or non-management directors. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues are referred to the procedures for such communications on the Company's website at https://investors.sendgrid.com/governance/governance-documents.

CODE OF CONDUCT

        The Company has adopted the SendGrid, Inc. Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available on the Company's website at https://investors.sendgrid.com/governance/governance-documents. If the Company makes any substantive amendments to the Code Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

        In fiscal year 2017, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at https://investors.sendgrid.com/governance/governance-documents.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited the Company's financial statements beginning with our financial statements for the year ended December 31, 2011. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of KPMG LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017, and December 31, 2016, by KPMG LLP the Company's principal accountant.

	Fiscal Year Ended
	2017	2016
	(in thousands)
Audit Fees(1)	$1,728,999	$108,000
Audit-related Fees(2)	—	—
Tax Fees (specifically describe tax fees incurred)(3)	36,738	24,088
All Other Fees (specifically describe all other fees incurred)(4)	1,780	—

Total Fees	$1,767,517	$132,088

(1)
Audit Fees are billed in the respective periods for the annual audit and quarterly reviews of the Company's consolidated financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuance of consents and similar matters.

(2)
Audit-related Fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." Audit-related Fees include fees billed for due diligence performed in connection with the Company's acquisition of JCKM, Inc. in March 2017.

(3)
Tax Fees are billed for tax compliance, planning and preparation.

(4)
All Other Fees are fees for products and services other than the services described above.

        All fees described above were pre-approved by the Audit Committee.

        In connection with the audit of the 2017 financial statements, the Company entered into an engagement agreement with KPMG LLP that sets forth the terms by which KPMG LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

        During the fiscal year ended December 31, 2017, none of the total hours expended on the Company's financial audit by KPMG LLP were provided by persons other than KPMG LLP's full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, KPMG LLP. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

        The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant's independence.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers as of April 20, 2018. Our executive officers are appointed by, and serve at the discretion of, the Board and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Sameer Dholakia	44	President, Chief Executive Officer, Director and Chairman
Yancey Spruill	50	Chief Financial Officer, Chief Operating Officer and Treasurer
Pattie Money	61	Chief People Operations Officer
Stephen Sloan	45	Chief Product Officer
Leandra Fishman Yanagawa	46	Senior Vice President of Sales and Customer Success
Craig Kaes	47	Senior Vice President of Engineering
Michael Tognetti	44	Senior Vice President, General Counsel and Secretary

EXECUTIVE OFFICERS

        Sameer Dholakia.    See the section titled "Directors Continuing in Office Until the 2020 Annual Meeting" for Mr. Dholakia's biographical information.

        Yancey Spruill has served as our Chief Financial Officer, Chief Operating Officer and Treasurer since June 2015. Prior to joining SendGrid, Mr. Spruill served as Chief Financial Officer at TwentyEighty, Inc., a provider of training and performance improvement solutions, from 2014 to 2015. From 2004 to 2014, Mr. Spruill served as Executive Vice President and Chief Financial Officer at DigitalGlobe, Inc., a publicly-traded provider of geospatial information products and services. Mr. Spruill also served on the board of directors for Rally Software Development Corp., a publicly-traded provider of agile development software, from 2014 until its acquisition by CA, Inc. in 2015, and has served on the board of directors of Allscripts Healthcare Solutions, Inc., a publicly-traded electronic healthcare records technology company, since 2016. Mr. Spruill holds a Bachelor of Electrical Engineering from the Georgia Institute of Technology and an M.B.A. from the Tuck School of Business at Dartmouth College.

        Pattie Money has served as our Chief People Operations Officer since October 2016. Prior to joining SendGrid, Ms. Money served as Chief People Officer at TubeMogul, Inc., a formerly publicly-traded enterprise advertising software company, from 2015 to 2016. From 2013 to 2015, Ms. Money served as Senior Vice President, Human Resources at Mercury Payment Systems, Inc., an online payment technology company. From 2000 to 2013, Ms. Money was head of Human Resources at Monotype Imaging Incorporated, a provider of type-related products and technologies, including serving as Monotype's Vice President for Human Resources from 2007 to 2013. Ms. Money holds a B.B.A. in Marketing from the University of Memphis and an M.S. in Human Resources Development from Villanova University.

        Stephen Sloan has served as our Chief Product Officer since October 2015. Prior to joining SendGrid, Mr. Sloan served as Senior Vice President, Products and Engineering at Marketo, Inc., a publicly-traded marketing software company, from 2013 to 2015. From 2012 to 2013, Mr. Sloan served as Head of Product, WorkDocs at Amazon Web Services, Inc., a cloud computing company. Mr. Sloan was with Microsoft Corporation from 2005 to 2012, where he served in several product leadership roles, most recently as Director, Product Management for Microsoft Office and Office 365. Mr. Sloan holds a B.A. from the University of California, Berkeley and an M.B.A. from the Kellogg School of Management at Northwestern University.

        Leandra Fishman Yanagawa has served as our Senior Vice President of Sales and Customer Success since August 2016. Prior to joining SendGrid, Ms. Fishman served as an independent executive management consultant for several startup companies from 2011 to 2016. From 2012 to 2014, Ms. Fishman also served as Vice President for Global Corporate Sales at Jive Software, Inc., a formerly publicly-traded provider of communication and collaboration solutions for businesses. From 2010 to 2011, Ms. Fishman served as Vice President for Deal Development and Advisor to Mamapedia, LLC, a social platform for mothers. Ms. Fishman served as Vice President of Sales at VMLogix, Inc., a provider of virtualization management software, from 2008 until its acquisition by Citrix Systems, Inc. in 2010.

        Craig Kaes has served as our Senior Vice President of Engineering since May 2016. From March 2015 to May 2016, Mr. Kaes served as our Vice President of Engineering. Prior to joining SendGrid, Mr. Kaes held several positions with Cisco Systems, Inc., a publicly-traded provider of networking and telephony products and services, including Senior Engineering Director of Mobility from 2013 to 2015, Senior Director of Platform Engineering from 2011 to 2013 and Director of Engineering from 2008 to 2011. From 2000 to 2008, Mr. Kaes held several positions at Jabber, Inc., a presence and messaging software provider, including most recently as Jabber's Vice President of Engineering. Mr. Kaes holds a B.S. in Mathematics and Philosophy from the University of Colorado at Denver, an M.S. in Computer Science from the University of Oregon, and an Executive Certificate in Management and Leadership from the Massachusetts Institute of Technology's Sloan School of Management.

        Michael Tognetti has served as our Senior Vice President and General Counsel since September 2011. Prior to joining SendGrid, Mr. Tognetti served as Senior Vice President and General Counsel at Decisioneering, Inc., a provider of risk analysis and decision-making software, from 2003 to 2007. After Decisioneering was acquired by Hyperion Solutions Corporation, which was subsequently acquired by Oracle Corporation, Mr. Tognetti served as a Solution Specialist at Oracle from 2007 to 2011. Mr. Tognetti holds a B.S. in Electrical Engineering from the University of Notre Dame and a J.D. from Harvard Law School.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2018 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total (%)
Named Executive Officers and Directors:
Sameer Dholakia(2)	1,839,502	4.1
Yancey Spruill(3)	420,627	1.0
Craig Kaes(4)	304,453	*
Byron Deeter(5)	7,936,635	18.5
Ajay Agarwal(6)	2,464,811	5.7
Warren Adelman(7)	101,880	*
Fred Ball(8)	15,000	*
Hilary Schneider(9)	—	*
Anne Raimondi(10)	—	*
Sri Viswanath(11)	—	*
All executive officers and directors as a group (14 persons)(12)	13,920,110	30.2
5% Stockholders
Entities affiliated with Bain Capital Ventures(6)	2,464,811	5.7
Entities affiliated with Bessemer Venture Partners(5)	7,936,635	18.5
Entities affiliated with Foundry Group Funds(13)	9,809,060	22.9
Entities affiliated with Highway 12 Ventures(14)	4,515,144	10.5

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 42,880,420 shares outstanding on March 31, 2018, adjusted as required by rules promulgated by the SEC.

(2)
Consists of 1,273,502 shares of our common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2018 and 566,000 shares Mr. Dholakia will have the right to acquire upon the vesting of restricted stock units within 60 days of March 31, 2018. On April 5, 2018, Mr. Dholakia acquired 368,231 shares of our common stock upon the exercise of outstanding stock options and on April 10, 2018, Mr. Dholakia sold those shares in an underwritten public offering pursuant to registration statements effective as of April 5, 2018 (the "Registration Statements"). See the section titled "—Certain Related-Person Transactions" for additional information.

(3)
Consists of 93,896 shares of our common stock and 326,731 shares of our common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2018.

(4)
Consists of 304,453 shares of our common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2018. On April 5, 2018, Mr. Kaes acquired 35,000 shares upon the exercise of outstanding stock options and on April 10, 2018, Mr. Kaes sold those shares in an underwritten public offering pursuant to the Registration Statements. See the section titled "—Certain Related-Person Transactions" for additional information.

(5)
Consists of 4,333,401 shares and 3,603,234 shares held of record by Bessemer Venture Partners VIII Institutional L.P. ("BVP VIII Inst") and Bessemer Venture Partners VIII, L.P. ("BVP VIII", together with BVP VIII Inst referred to collectively, the "Funds"). Mr. Deeter, a member of the Board, is a director of Deer VIII Co. Ltd., which is the general partner of Deer VIII Co. L.P, which is the general partner of each of the Funds. Each of Deer VIII & Co. L.P. and Deer VIII & Co. Ltd. may be deemed to have voting and dispositive power over the shares held by the Funds. Robert M. Stavis, J. Edmund Colloton, David J. Cowan, Byron B. Deeter, Robert P. Goodman and Jeremy S. Levine are the directors of Deer VIII & Co. Ltd. Investment and voting decisions with respect to shares held by the Funds are made by the directors of Deer VIII & Co. Ltd. Mr. Deeter disclaims beneficial ownership of the securities held by the Funds, and this shall not be deemed an admission that Mr. Deeter is the beneficial owner of such securities, except to the extent of his pecuniary interest, if any, in the securities by virtue of his interest in Deer VIII Co. Ltd., his interest in Deer VIII Co. L.P. and his indirect limited partnership interest in the Funds. The address for the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(6)
Consists of 2,222,938 shares of our common stock held by Bain Capital Venture Fund 2014, L.P. ("Fund 2014"), 229,470 shares of our common stock held by BCIP Venture Associates ("BCIP"), and 12,403 shares of our common stock held by BCIP Venture Associates-B ("BCIP-B" and together with BCIP and Fund 2014, the "Bain Entities"). Bain Capital Venture Investors, LLC ("BCVI") is the general partner of Bain Capital Venture Partners 2014, L.P. ("BCVP 2014"), which is the general partner of Fund 2014. Boylston Coinvestors, LLC ("Boylston") is the managing partner of BCIP and BCIP-B. The governance, investment strategy and decision-making process with respect to the investments held by the Bain Entities is directed by the Executive Committee of BCVI. The Executive Committee of BCVI consists of Michael A. Krupka and Ajay Agarwal. As a result, BCVI and Messrs. Krupka and Agarwal may be deemed to share voting and dispositive power with respect to the securities held by the Bain Entities. Each of BCVI and Messrs. Krupka and Agarwal disclaim beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The address for each of BCVI, BCVP 2014, Boylston and the Bain Entities is 200 Clarendon Street, Boston, Massachusetts 02116.

(7)
Consists of 101,880 shares of our common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2018.

(8)
Consists of 15,000 shares of our common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2018.

(9)
No shares subject to Ms. Schneider's option will be exercisable within 60 days of March 31, 2018.

(10)
No shares subject to Ms. Raimondi's RSU will vest within 60 days of March 31, 2018.

(11)
No shares subject to Mr. Viswanath's option will be exercisable within 60 days of March 31, 2018.

(12)
Consists of 10,660,342 shares of our common stock, 2,693,768 shares of our common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2018, and 566,000 shares of our common stock that may be acquired upon the vesting of restricted stock units within 60 days of March 31, 2018. On April 5, 2018, certain of our executive officers acquired an aggregate of 589,731 shares of our common stock upon the exercise of outstanding stock options and sold those shares in an underwritten public offering pursuant to the Registration Statements. See the section titled "—Certain Related-Person Transactions" for additional information.

(13)
Consists of 6,980,709 shares of our common stock held by Foundry Venture Capital 2007, L.P. ("Foundry 2007") and 2,828,351 shares of our common stock held by Foundry Group Select Fund, L.P. ("Foundry Group Select" and together with Foundry 2007, the "Foundry Group Funds"). Foundry Venture 2007, LLC is the general partner of Foundry 2007 and Foundry Select Fund GP, LLC is the general partner of Foundry Group Select Fund, LP. Seth Levine, Ryan McIntyre, a former member of the Board, Jason Mendelson and Brad Feld, a former member of the Board, are the managing members of Foundry Group, an affiliate of the Foundry Group Funds and, therefore, may be deemed to share voting and dispositive power over the shares held by the Foundry Group Funds. The address for the Foundry Group Funds is 1050 Walnut Street, Suite 210, Boulder, Colorado 80302. Mr. McIntyre resigned from the Board in October 2017. On April 10, 2018, the Foundry Group Funds sold an aggregate of 2,952,718 shares of our common stock in an underwritten public offering pursuant to the Registration Statements. See the section titled "—Certain Related-Person Transactions" for additional information.

(14)
Consists of 2,401,970 shares of our common stock held by Highway 12 Venture Fund II, L.P. ("Fund II") and 2,113,174 shares of our common stock held by Highway 12 Venture Fund II-B, L.P. ("Fund II-B" and together with Fund II, "Highway 12 Ventures"). Highway 12 Capital Partners II, LLC is the general partner of Fund II and Fund II-B and Highway 12 Ventures II, Inc., is the manager of Highway 12 Capital Partners II, LLC. Mark Solon, a former member of the Board, is the managing partner of Highway 12 Ventures II, Inc. and a managing partner of Techstars Ventures. The address for Highway 12 Ventures II, Inc. is Hoff Building, 802 West Bannock, 7th Floor, Boise, ID 83702. On April 10, 2018, Highway 12 Ventures sold an aggregate of 1,806,058 shares of our common stock in an underwritten public offering pursuant to the Registration Statements. See the section titled "—Certain Related-Person Transactions" for additional information.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2017, the Company's officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table shows for the fiscal years ended December 31, 2017 and 2016, compensation awarded to or paid to, or earned by, the Company's Chief Executive Officer and our two other most highly compensated executive officers for the fiscal year ended December 31, 2017, or the Named Executive Officers.

SUMMARY COMPENSATION TABLE FOR FISCAL 2017

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Sameer Dholakia	2017	349,999	2,814,595	207,002	14,480	3,386,076
President, Chief Executive Officer and Chairman	2016	350,024	—	200,000	15,677	565,701
Yancey Spruill	2017	306,250	781,495	183,472	9,600	1,280,817
Chief Financial Officer, Chief Operating Officer and Treasurer	2016	300,000	—	148,500	15,920	464,420
Craig Kaes	2017	250,000	404,503	79,616	12,160	746,279
Senior Vice President of Engineering	2016	241,250	—	90,000	12,845	344,095

(1)
The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. This calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the Named Executive Officer will perform the requisite service for the award to vest in full. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for the valuation assumptions and other related information. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers.

(2)
The amounts shown represent the accumulated discretionary bonus payouts paid for performance during the year indicated pursuant to the 2016 VP Bonus Plan or 2017 Senior Executive Cash Incentive Bonus Plan, as applicable. See "—Bonus Compensation" below for further discussion of these performance bonuses.

(3)
The amounts shown include payments for annual employee benefits and individual perquisites.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table shows for the fiscal year ended December 31, 2017, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT December 31, 2017

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#)				Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
					Option Exercise Price ($)	Expiration Date
Name	Grant Date(1)		Exercisable	Unexercisable
Sameer Dholakia	10/20/2014	(3)	1,128,785	260,490	1.83	10/19/2024
	10/20/2014	(4)				—	617,455	14,800,396
	07/26/2017	(5)	—	448,144	12.00	07/25/2027
Yancey Spruill	06/26/2015	(6)	360,538	216,323	2.18	6/25/2025
	07/26/2017	(7)	—	125,000	12.00	07/25/2027
Craig Kaes	05/27/2015	(8)	264,393	120,180	2.18	05/26/2025
	07/26/2017	(9)	—	65,000	12.00	07/25/2027

(1)
All of the outstanding equity awards were granted under our 2012 Plan and are subject to acceleration of vesting as described in "—Employment, Severance, and Change in Control Agreements" below.

(2)
The market price for our common stock is based on the closing price of $23.97 per share of our common stock on the New York Stock Exchange as reported on December 29, 2017.

(3)
1/48th of the shares subject to the option vest monthly measured from September 29, 2014. The unvested shares subject to the option are subject to accelerated vesting as described in the section titled "—Employment, Severance and Change in Control Agreements."

(4)
Mr. Dholakia holds restricted stock units ("RSUs") that only vest and settle on the satisfaction of both (i) a time-based condition and (ii) an event-based vesting condition. The event-based condition will be satisfied the earlier of (a) a separation from service (as defined in our 2012 Plan), (b) the closing of a change in control (as defined in our 2012 Plan), and (c) May 14, 2018. The time-based condition was satisfied for 501,682 shares of common stock underlying the RSUs on December 31, 2017. Accordingly, we expect these RSUs will vest on May 14, 2018 and, subject to satisfaction of applicable withholding obligations, settle on or after May 14, 2018. The time-based condition for the remaining shares of common stock underlying the RSUs will be satisfied in equal monthly installments ending on September 29, 2018.

(5)
1/40th of the shares subject to the option will vest monthly beginning on October 1, 2018. The unvested shares subject to the option are subject to accelerated vesting as described in the section titled "—Employment, Severance and Change in Control Agreements."

(6)
1/4th of the shares subject to the option vested on June 24, 2016. 1/48th of the shares subject to the option vest monthly measured from June 24, 2016. The unvested shares subject to the option are subject to accelerated vesting as described in the section titled "—Employment, Severance and Change in Control Agreements."

(7)
1/19th of the shares subject to the option will vest monthly beginning on June 1, 2019. The unvested shares subject to the option are subject to accelerated vesting as described in the section titled "—Employment, Severance and Change in Control Agreements."

(8)
1/4th of the shares subject to the option vested on March 16, 2016. 1/48th of the shares subject to the option vest monthly measured from March 16, 2016. The unvested shares subject to the option are subject to accelerated vesting as described in the section titled "—Employment, Severance and Change in Control Agreements."

(9)
1/22nd of the shares subject to the option will vest monthly beginning on April 1, 2019. The unvested shares subject to the option are subject to accelerated vesting as described in the section titled "—Employment, Severance and Change in Control Agreements."

Employment, Severance and Change in Control Agreements

Bonus Compensation

        Our executive officers, including our named executive officers, received performance-based bonuses for 2016 pursuant to SendGrid, Inc. 2016 VP Bonus Plan, or 2016 Bonus Plan, and for 2017 pursuant to our 2017 Senior Executive Cash Incentive Bonus Plan, or 2017 Bonus Plan, as adopted by the board and our compensation committee, respectively.

        Our 2016 Bonus Plan allowed the board to provide cash incentive awards to selected employees, including our named executive officers, based upon individual performance goals and corporate performance goals approved by the board. Under our 2016 Bonus Plan, each participant had an opportunity to earn an annual target bonus based on achievement of the individual performance goals and our achievement of the corporate goals. The relative weight between these two goals was 20% for individual performance, although the board had discretion to exceed 20% in the case of exceptional achievement, and 80% for corporate performance. The individual performance achievement was measured by demonstrable activity of competencies and responsibilities with the payout for such individual performance scalable based on achievement. The corporate performance was based on the following metrics: customer satisfaction, employee engagement, innovation, revenue growth and profitability. The minimum level of achievement for each corporate component was 80%, which corresponds to a 80% payout for that component. The payout for the corporate achievement was also scaled. If achievement for a corporate component was 120% or greater, the corresponding payout for that component was capped at 120%.

        Under our 2017 Bonus Plan, the Board determined the individual and corporate performance goals applicable to any award for 2017. Each eligible participant had an opportunity to earn an annual payment based on achievement of these individual and corporate performance goals. For 2017, the performance goals were based on the following metrics: individual performance, customer satisfaction, employee engagement, innovation, and revenue growth and profitability. The minimum level of achievement for each component was 80%, which corresponds to a 80% payout for that component. The payout was scaled for achievement at or above 80%. If achievement for a component was 100%, then the corresponding payout for that component was 100%. For any achievement beyond 100%, the corresponding payment was subject to accelerators, provided that the corresponding payout for individual, revenue growth and profitability and innovation were capped at 140%, 140% and 160%, respectively.

        In January 2018, our compensation committee adopted our Senior Executive Cash Incentive Bonus Plan, or Senior Bonus Plan. Under the Senior Bonus Plan, executives designated by the compensation committee are eligible to receive periodic cash bonuses based on achievement of individual and corporate performance goals established by the compensation committee. For 2018, the performance goals are based on the following metrics: individual performance, innovation, and revenue growth and profitability. The minimum level of achievement for each component will be 80%, which corresponds to a 80% payout for that component. The payout will be scaled for achievement at or above 80%. If achievement for a component was 100%, then the corresponding payout for that component was 100%. For any achievement beyond 100%, the corresponding payment will be subject to accelerators.

Offer Letters

        We have offer letters with each of our executive officers. The offer letters generally provide for at-will employment and set forth the executive officer's initial base salary, eligibility for employee benefits, and confirmation of the terms of previously issued equity grants, including in some cases severance benefits on a qualifying termination of employment. In addition, each of our executive officers has executed our standard proprietary information and inventions agreement. The key terms of employment with our named executive officers are described below.

Sameer Dholakia

        We entered into an offer letter with Mr. Dholakia, our President and Chief Executive Officer, on August 28, 2014. Pursuant to the offer letter, Mr. Dholakia's initial base salary was established at

$350,000 per year. In addition, Mr. Dholakia was initially eligible to receive an annual cash bonus of up to $150,000 based on achievement of mutually agreed upon objectives. Mr. Dholakia is currently eligible to receive an annual cash bonus target equal to 65% of his base salary pursuant to our Senior Bonus Plan.

        On October 20, 2014, in accordance with the terms of his offer letter, Mr. Dholakia was granted a stock option to purchase 1,389,275 shares of our common stock at an exercise price of $1.83 per share. 1/48th of the shares subject to this option vested or, subject to Mr. Dholakia's continued service, will vest ratably each month on the monthly anniversary measured from September 29, 2014.

        Additionally, on October 20, 2014, in accordance with the terms of his offer letter, Mr. Dholakia was granted 617,455 RSUs. The RSUs only vest and settle on the satisfaction of both (i) a time-based condition and (ii) an event-based vesting condition. The event-based condition will be satisfied the earlier of (a) a separation from service (as defined in our 2012 Plan), (b) the closing of a change in control (as defined in our 2012 Plan), and (c) May 14, 2018. The time-based condition was satisfied for 501,682 shares of common stock underlying the RSUs on December 31, 2017. Accordingly, we expect these RSUs will vest on May 14, 2018 and, subject to satisfaction of applicable withholding obligations, settle on or after May 14, 2018. The time-based condition for the remaining shares of common stock underlying the RSUs will be satisfied in equal monthly installments ending on September 29, 2018.

        If Mr. Dholakia's employment is terminated without cause (as defined in the offer letter) or he terminates his employment for good reason (as defined in the offer letter), 173,659 shares subject to his option grant and 77,181 shares underlying RSUs (or, if there are fewer than 173,659 shares subject to the option then unvested, all then unvested shares and/or if there are fewer than 77,181 shares underlying RSUs subject to the service-based condition, all remaining shares underlying RSUs still subject to the service-based condition) will vest in full and the service-based condition will be satisfied, respectively, as of his termination date and he will receive six months of his then-current base cash compensation and continued health care benefits.

        Additionally, in the event of a change of control (as defined in the offer letter), 25% of the then unvested shares subject to the option and underlying RSUs will vest and the remaining unvested shares subject to the option and underlying RSUs will vest in an even linear monthly fashion over the subsequent year following the change of control. If Mr. Dholakia is terminated without cause or terminates his employment for good reason in connection with a change of control, then 100% of the unvested shares subject to the option and underlying RSUs will immediately accelerate and vest in full.

        In July 2017, Mr. Dholakia was granted a stock option to purchase 448,144 shares of our common stock at an exercise price of $12.00 per share. 1/40th of the shares subject to the option will vest monthly beginning on October 1, 2018. Upon a change in control, 25% of all unvested shares associated with this grant will accelerate with the remaining shares vesting ratably through January 1, 2022. Additionally, if the unvested portion of the option grant is assumed or continued by the successor acquiror entity in a change in control, or the option is substituted for a similar award of the successor or acquiror entity, and within three months prior to or 12 months following the effective time of the change in control, Mr. Dholakia's continuous service (as defined in the 2012 Plan) is either terminated by the company without cause (as defined in the 2012 Plan), not including a termination due to death or disability, or by Mr. Dholakia for good reason, any unvested shares subject to the option will be accelerated and vest in full, effective as of the date of such termination. If any unvested portion of the option grant is not assumed or continued by the successor or acquiror entity in a change in control, or substituted for a similar award of the successor or acquiror entity, then any unvested shares subject to the option will be accelerated and vest in full effective immediately prior to, but subject to the consummation of, such change in control

        Mr. Dholakia is also a participant in our Executive Severance Benefit Plan, as described further below under "—Executive Severance Benefit Plan."

Yancey Spruill

        We entered into an offer letter with Mr. Spruill, our Chief Financial Officer, Chief Operating Officer and Treasurer, on April 17, 2015. Pursuant to the offer letter, Mr. Spruill's initial base salary was established at $300,000 per year. As of July 2017, Mr. Spruill's annual base salary was increased to $315,000 and Mr. Spruill is currently eligible to receive an annual cash bonus of up to 50% of his base salary pursuant to our Senior Bonus Plan. On June 26, 2015, in accordance with the terms of the offer letter, Mr. Spruill was granted an option to purchase 576,861 shares of our common stock at an exercise price of $2.18 per share. 1/4th of the shares subject to this option vested on June 24, 2016, and 1/48th of the shares subject to the option will vest each monthly anniversary ratably over the following 36-month period thereafter.

        If Mr. Spruill's employment is terminated without cause (as defined in the offer letter) or he terminates his employment for good reason (as defined in the offer letter), 72,107 shares subject to his option grant (or if there are fewer than 72,107 shares subject to the option then unvested, all then unvested shares) will vest in full as of his termination date.

        Additionally, if within 12 months following a change in control (as defined in the offer letter), Mr. Spruill is terminated without cause (as defined in the offer letter) or terminates his employment for good reason (as defined in the offer letter), the vesting and exercisability of any unvested shares subject to the option will be accelerated and vest in full immediately prior to such termination.

        In July 2017, Mr. Spruill was granted a stock option to purchase 125,000 shares of our common stock at an exercise price of $12.00 per share. 1/19th of the shares subject to the option will vest monthly beginning on July 1, 2019. Upon a change in control, 25% of all unvested shares associated with this grant will accelerate with the remaining shares vesting ratably through January 1, 2021. Additionally, if the unvested portion of the option grant is assumed or continued by the successor acquiror entity in a change in control, or the option is substituted for a similar award of the successor or acquiror entity, and within three months prior to or 12 months following the effective time of the change in control, Mr. Spruill's continuous service (as defined in the 2012 Plan) is either terminated by the company without cause (as defined in the 2012 Plan), not including a termination due to death or disability, or by Mr. Spruill for good reason, any unvested shares subject to the option will be accelerated and vest in full, effective as of the date of such termination. If any unvested portion of the option grant is not assumed or continued by the successor or acquiror entity in a change in control, or substituted for a similar award of the successor or acquiror entity, then any unvested shares subject to the option will be accelerated and vest in full effective immediately prior to, but subject to the consummation of, such change in control

        Mr. Spruill is also a participant in our Executive Severance Benefit Plan, as described further below under "—Executive Severance Benefit Plan."

Craig Kaes

        We entered into an offer letter with Mr. Kaes, our Senior Vice President of Engineering, on February 18, 2015. Pursuant to the offer letter, Mr. Kaes's initial base salary was established at $215,000 per year. As of July 2017, Mr. Kaes's annual base salary was increased to $250,000. Mr. Kaes is also currently eligible to receive an annual cash bonus target equal to 35% of his base salary pursuant to our Senior Bonus Plan. On May 27, 2015, in accordance with the terms of the offer letter, Mr. Kaes was granted an option to purchase 384,573 shares of our common stock at an exercise price of $2.18 per share. This option vested with respect to 25% of the shares subject to it on March 16, 2015, and 1/48th of the shares subject to the option will vest on each monthly anniversary ratably over the following 36-month period thereafter. If within 12 months following a change in control, Mr. Kaes is terminated without cause (as defined in the 2012 Plan) or terminates his employment for good reason (as defined in the 2012 Plan), the vesting and exercisability of any unvested shares subject to the option will be accelerated and vest in full immediately prior to such termination.

        In July 2017, Mr. Kaes was granted a stock option to purchase 65,000 shares of our common stock at an exercise price of $12.00 per share. 1/22nd of the shares subject to the option will vest monthly beginning on April 1, 2019. Upon a change in control, 25% of all unvested shares associated with this grant will accelerate with the remaining shares vesting ratably through January 1, 2021. Additionally, if the unvested portion of the option grant is assumed or continued by the successor acquiror entity in a change in control, or the option is substituted for a similar award of the successor or acquiror entity, and within three months prior to or 12 months following the effective time of the change in control, Mr. Kaes's continuous service (as defined in the 2012 Plan) is either terminated by the company without cause (as defined in the 2012 Plan), not including a termination due to death or disability, or by Mr. Kaes for good reason, any unvested shares subject to the option will be accelerated and vest in full, effective as of the date of such termination. If any unvested portion of the option grant is not assumed or continued by the successor or acquiror entity in a change in control, or substituted for a similar award of the successor or acquiror entity, then any unvested shares subject to the option will be accelerated and vest in full effective immediately prior to, but subject to the consummation of, such change in control.

        Mr. Kaes is also a participant in our Executive Severance Benefit Plan, as described further below under "—Executive Severance Benefit Plan."

Equity Incentive Plans

        The principal features of our equity incentive plans and our 401(k) plan are summarized below.

2017 Equity Incentive Plan

        The Board adopted, and our stockholders approved, our 2017 Equity Incentive Plan, or 2017 Plan, in October 2017. Our 2017 Plan is the successor to and continuation of our 2012 Equity Incentive Plan, or the 2012 Plan. No further grants will be made under our 2012 Plan. As of December 31, 2017, under our 2017 Plan, no options or rights to acquire shares of our common stock had been exercised or settled, options to purchase an aggregate of 280,866 shares of our common stock and RSUs for 4,682 shares of our common stock remained outstanding and 3,503,521 of shares of common stock remained available for future grant. The options outstanding as of December 31, 2017, had a weighted-average exercise price of $21.36 per share.

        Our 2017 Plan provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation to our employees, directors and consultants. Additionally, our 2017 Plan provides for the grant of performance cash awards to our employees, directors and consultants.

        Authorized Shares.    Initially, the maximum number of shares of our common stock that may be issued under our 2017 Plan was the sum of (i) 2,973,675 shares, (ii) 754,183 shares reserved for issuance under our 2012 Plan at the time our 2017 Plan became effective, (iii) any shares subject to stock options or other stock awards granted under the 2012 Plan that would have otherwise returned to our 2012 Plan (such as upon the expiration or termination of a stock award prior to vesting), and (iv) any shares subject to stock options or other stock awards granted under our 2009 Equity Incentive Plan, or 2009 Plan, that would have otherwise returned to our 2012 Equity Incentive Plan, or 2012 Plan (such as upon the expiration or termination of a stock award prior to vesting). Additionally, the number of shares of our common stock reserved for issuance under our 2017 Equity Incentive Plan, or 2017 Plan will automatically increase on January 1 of each year, beginning on January 1, 2018, and continuing through and including January 1, 2027, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Pursuant to this provision, the number of shares of our common stock reserved for issuance under our 2017 Plan increased by 2,108,782 shares on January 1, 2018. The maximum number of shares that may be issued upon the exercise of ISOs under our 2017 Plan is 49,398,123.

        Shares issued under our 2017 Plan are authorized but unissued or reacquired shares of our common stock. Shares subject to stock awards granted under our 2017 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our 2017 Plan. Additionally, shares issued pursuant to stock awards under our 2017 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, will become available for future grant under our 2017 Plan.

        Plan Administration.    The Board, or a duly authorized committee of the Board, administers our 2017 Plan. The Board has delegated concurrent authority to administer our 2017 Plan to our compensation committee under the terms of the compensation committee's charter. The Board may also delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards, and (ii) determine the number of shares of our common stock to be subject to such stock awards. Subject to the terms of our 2017 Plan, the Board has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under our 2017 Plan.

        In 2017, the compensation committee delegated authority to Mr. Dholakia to grant, without any further action required by the compensation committee, certain equity awards to employees who are not officers or vice presidents, or reasonably expected to become officers or vice presidents, of the company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the company and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by the compensation committee. In particular, Mr. Dholakia may not grant equity awards to acquire more than an aggregate of 10,000 shares to any one individual on any one grant date or 20,000 shares to any one individual in the aggregate in any calendar year. Typically, as part of its oversight function, the compensation committee will review on a quarterly basis the list of grants made by the Mr. Dholakia. During 2017, Mr. Dholakia did not exercise his authority to grant equity awards to non-officer employees.

        The Board has the power to modify outstanding awards under our 2017 Plan. Subject to the terms of our 2017 Plan, the Board has the authority, with the consent of any adversely affected participant, to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles.

        Performance Awards.    Our 2017 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. The Board can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a designated performance period.

        The Board and/or our compensation committee may establish performance goals by selecting from one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder's equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes; (xxxiii) stockholders' equity; (xxxiv) capital expenditures; (xxxv) financings; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) employee retention; (xl) initiation of studies by specific dates; (xli) budget management; (xlii) submission to, or approval by, a regulatory body of an applicable filing or a product; (xliii) regulatory milestones; (xliv) progress of internal research or development programs; (xlv) progress of partnered programs; (xlvi) partner satisfaction; (xlvii) milestones related to research development, product development and manufacturing; (xlviii) expansion of sales in additional geographies or markets; (xlix) research progress, including the development of programs; (l) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (li) filing of patent applications and granting of patents; and (lii) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

        Our compensation committee may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, our compensation committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (c) to exclude the effects of changes to generally accepted accounting principles; (d) to exclude the effects of any statutory adjustments to corporate tax rates; and (e) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles.

        Corporate Transactions.    In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

  •
  arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

  •
  arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

  •
  accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

  •
  arrange for the lapse of any reacquisition or repurchase right held by us;

  •
  cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Board may deem appropriate or for no consideration; or

  •
  make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award.

        Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

        Under the 2017 Plan, a significant corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of more than 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

        Change in Control.    The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under the 2017 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets.

        Plan Amendment or Termination.    The Board has the authority to amend, suspend or terminate our 2017 Plan, provided that such action does not materially impair the existing rights of any participant without such participant's written consent. No ISOs may be granted after the tenth anniversary of the date the Board adopted our 2017 Plan.

2017 Employee Stock Purchase Plan

        The Board adopted, and our stockholders approved, our 2017 ESPP in October 2017. As of December 31, 2017, the maximum aggregate number of shares of our common stock that may be issued under our 2017 ESPP was 791,833 shares. Additionally, the number of shares of our common stock reserved for issuance under our 2017 ESPP will increase automatically each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year; (ii) 791,833 shares of our common stock; or (iii) such lesser number as determined by the Board. Pursuant to this provision, the number of shares of our common stock reserved for issuance under our 2017 ESPP increased by 421,756 shares on January 1, 2018, Shares subject to purchase rights granted under our 2017 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under our 2017 ESPP.

        The Board, or a duly authorized committee thereof, will administer our 2017 ESPP. The Board has delegated concurrent authority to administer our 2017 ESPP to our compensation committee under the terms of the compensation committee's charter.

        Our employees, including executive officers, or any of our designated affiliates may have to satisfy one or more of the following service requirements before participating in our 2017 ESPP, as determined by the administrator: (i) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year, or (ii) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. An employee may not be granted rights to purchase stock under our 2017 ESPP if such employee (x) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of our common stock, or (y) holds rights to purchase stock under our 2017 ESPP that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

        Our 2017 ESPP includes both a component that is intended to qualify as an employee stock purchase plan under Section 423 of the Code and a component that is not intended to so qualify. The purposes of the non-423 component of our ESPP is to authorize the grant of purchase rights that do not meet the requirements of an employee stock purchase plan because of deviations necessary or desirable to permit participation in our 2017 ESPP by employees who are foreign nationals or employed outside of the United States, while complying with applicable foreign laws.

        Each offering will have one or more purchase dates on which shares of our common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under our 2017 ESPP including determining which of our designated affiliates will be eligible to participate in the 423 component of our 2017 ESPP and which of our designated affiliates will be eligible to participate in the non-423 component of our 2017 ESPP.

        Our 2017 ESPP permits participants to purchase shares of our common stock through payroll deductions or other methods, if required by law, with up to 15% of their earnings. The purchase price of the shares will be not less than 85% of the lower of the fair market value of our common stock on the first day of an offering or on the date of purchase.

        A participant may not transfer purchase rights under our 2017 ESPP other than by will, the laws of descent and distribution or as otherwise provided under our 2017 ESPP.

        In the event of a specified corporate transaction, such as our merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants' purchase rights will be exercised on the new exercised date and such purchase rights will terminate immediately thereafter.

        Our 2017 ESPP will remain in effect until terminated by the administrator in accordance with the terms of the 2017 ESPP. The Board has the authority to amend, suspend or terminate our 2017 ESPP, at any time and for any reason.

2012 Equity Incentive Plan

        The Board adopted our 2012 Plan in March 2012, and our stockholders approved the 2012 Plan in November 2012. The 2012 Plan was terminated upon the effectiveness of the 2017 Plan. However, any outstanding stock awards under our 2012 Plan will continue to be governed by their existing terms. As of December 31, 2017, no shares of our common stock were reserved for issuance under our 2012 Plan. As of December 31, 2017, options to purchase an aggregate of 11,577,638 shares of our common stock and RSUs for 652,172 shares of our common stock remained outstanding. The options outstanding as of December 31, 2017, had a weighted-average exercise price of $4.53 per share.

        The Board, or a committee thereof appointed by the Board, administers our 2012 Plan and the stock awards granted under it. The administrator has the authority to modify outstanding stock awards under our 2012 Plan.

        Our 2012 Plan provides that in the event of certain specified significant corporate transactions, generally including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of at least 90% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards: (1) arrange for the assumption, continuation, or substitution of a stock award by a successor corporation, (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination before the transaction, (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us, (5) cancel or arrange for the cancellation of the stock award before the transaction in exchange for a cash payment, if any, determined by the board of directors, or (6) make a payment, in the form determined by the Board, equal to the excess, if any, of the value of the property the participant would have received on exercise of the stock award before the transaction over any exercise price payable by the participant in connection with the exercise. The plan administrator is not obligated to treat all stock awards, even those that are of the same type, or all participants, in the same manner.

2009 Equity Incentive Plan

        The Board adopted and our stockholders approved our 2009 Plan in November 2009. The 2009 Plan was terminated upon the effectiveness of the 2012 Plan. However, any outstanding stock awards under our 2009 Plan will continue to be governed by their existing terms. As of December 31, 2017, no shares of our common stock were reserved for issuance under our 2009 Plan. As of December 31, 2017, options to purchase 359,217 shares remained outstanding. The options outstanding as of December 31, 2017, had a weighted-average exercise price of $0.20 per share.

        The Board, or a committee thereof appointed by the Board, administers our 2009 Plan and the stock awards granted under it. The administrator has the authority to modify outstanding stock awards under our 2009 Plan.

401(k) Plan

        We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Historically, we have matched a portion of employee contributions and during the years ended December 31, 2015, 2016, and 2017, we incurred $1.0 million, $1.3 million and $1.7 million, respectively, in expense associated with matching contributions. Employees' pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Executive Severance Benefit Plan

        In October 2017, the Board adopted an Executive Severance Benefit Plan that provides severance benefits to eligible executive employees selected by the Board, including our named executive officers. Following a termination by the company without cause and other than as a result of death or disability, or a termination by the eligible employee for good reason, participants are eligible to receive (1) six months (or in the case of our chief executive officer, twelve months) of base salary continuation or (2) if such qualifying termination occurs within the twelve-month period following a change in control of the beneficial ownership of the Company, twelve months (or in the case of our chief executive officer, eighteen months) of base salary continuation and accelerated vesting of any time based equity awards and the lapse of any equity award reacquisition or repurchase rights. Participants are further eligible to receive a pro-rated portion of their target annual bonus for the calendar year in which the termination occurs and continued health benefits during the applicable severance period. Severance benefits under the plan are paid only upon execution of a release of claims following an involuntary termination of employment without cause (other than on account of death or disability) or a resignation by the executive for good reason.

        In addition, any time-based vesting conditions will accelerate and any reacquisition or repurchase rights will lapse if a participant's equity awards are not assumed or continued and would otherwise terminate in connection with a change in control.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Cash Compensation

        No cash compensation was paid to our non-employee directors in fiscal year 2017. Although we do not have a written policy, we generally reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Mr. Dholakia, our chief executive officer, is also a director but does not receive any additional compensation for his service as a director. Mr. Dholakia's compensation as an executive officer is set forth below under "Executive Compensation—Summary Compensation Table."

Equity Incentive Compensation

        The following table presents the total compensation for each person who served as a non-employee member of the Board in 2017. Additionally, as of December 31, 2017, Warren Adelman held an option to purchase 101,880 shares of our common stock, at an exercise price of $1.50 per share. In March 2018, Ms. Raimondi was granted 1,226 RSUs. All of Ms. Raimondi's RSUs will vest on May 31, 2018.

Name	Option Awards ($)(1)	Total ($)
Fred Ball(2)	78,755	78,755
Hilary Schneider(3)	179,109	179,109
Sri Viswanath(4)	187,386	187,386

(1)
The amounts reflect the full grant date fair value for awards granted during 2017. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. This calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31,

  2017, for the valuation assumptions and other related information. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

(2)
As of December 31, 2017, Mr. Ball held an option to purchase 30,000 shares of our common stock at an exercise price of $5.48 per share, none of which were vested as of such date. 15,000 shares will vest on April 4, 2018, and the remaining 15,000 shares will vest on April 4, 2019.

(3)
As of December 31, 2017, Ms. Schneider held an option to purchase 30,000 shares of our common stock at an exercise price of $12.00 per share, none of which were vested as of such date. 15,000 shares will vest on July 26, 2018, and the remaining 15,000 shares will vest on July 26, 2019.

(4)
As of December 31, 2017, Mr. Viswanath held an option to purchase 30,000 shares of our common stock at an exercise price of $12.72 per share, none of which were vested as of such date. 15,000 shares will vest on October 2, 2018, and the remaining 15,000 shares will vest on October 2, 2019.

Future Director Compensation

        We expect to implement a formal policy pursuant to which our non-employee directors will be eligible to receive compensation for service on the Board and committees of Board.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2017. Information is included for our 2009 Plan, our 2012 Plan, our 2017 Plan and our 2017 ESPP, each of which was adopted with the approval of our stockholders. Our 2009 Plan terminated upon the effectiveness of our 2012 Plan, and our 2012 Plan terminated upon the effectiveness of our 2017 Plan. However, any outstanding stock awards under our 2009 Plan or 2012 Plan, as applicable, will continue to be governed by their existing terms. The 2017 Plan and 2017 ESPP were each in effect as of December 31, 2017.

Equity Compensation Plan Information

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights ($)(b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	12,217,721	(2)	4.79	4,295,354	(3)
Equity compensation plans not approved by security holders	5,000		2.18	—
Total	12,222,721		4.79	4,295,354

(1)
The weighted average exercise price excludes restricted stock unit awards, which have no exercise price.

(2)
Includes options to purchase a total of 359,217 shares of our common stock outstanding under the 2009 Plan, options to purchase a total of 11,577,638 shares of our common stock and 652,172 shares of our common stock subject to RSUs outstanding under our 2012 Plan, options to purchase a total of 280,866 shares of our common stock and 4,682 shares of our common stock subject to RSUs outstanding under our 2017 Plan. No purchase rights have accrued or are currently accruing under our 2017 ESPP.

(3)
Consists of 3,503,521 shares of common stock reserved for issuance under our 2017 Plan and 791,833 shares of common stock reserved for issuance under our 2017 ESPP.

        Any shares subject to stock options or other stock awards under our 2012 Plan or 2009 Plan will be added to our 2017 Plan available reserve upon expiration or termination of such awards. Additionally, the number of shares of our common stock reserved for issuance under our 2017 Plan will automatically increase on January 1 of each year through and including January 1, 2027 by (i) 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (ii) a lesser number of shares determined by the Board. 2,108,782 shares of our common stock were automatically added to our 2017 Plan reserve on January 1, 2018.

        The number of shares reserved for issuance under our 2017 ESPP will increase automatically each year through and including January 1, 2027 by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 791,833 shares of our common stock, or (iii) such lesser number as determined by the Board. 421,756 shares of our common stock were automatically added to our 2017 ESPP share reserve on January 1, 2018.

        The following equity compensation plan that was in effect as of December 31, 2017 was adopted without the approval of the Company's security holders: on June 26, 2015, the Company granted a consultant an option to purchase 5,000 shares of the Company's common stock at an exercise price of

$2.18 per share. This option was made outside of the Company's stockholder approved equity compensation plans. This option is generally subject to the same terms and conditions as options granted under our 2012 Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        In 2017, the Company adopted a written Related Person Transaction Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of transactions involving the Company and any "Related Person." For purposes of the Company's policy only, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "Related Person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A Related Person is any executive officer, director, a nominee to become a director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders.

        In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

        The following is a summary of transactions since January 1, 2017, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled "Executive Compensation" and "Director Compensation—Non-Employee Director Compensation."

Stock Transfers

        In August 2017, we and some of our holders of our capital stock entered into a stock transfer agreement and a securities purchase agreement pursuant to which the sellers agreed to sell, and the purchasers agreed to purchase, an aggregate of 538,000 shares of our common stock at a purchase price of $12.72 per share. The following table summarizes the purchases of shares of our capital stock by our executive officers, directors and holders of more than 5% of our capital stock:

Stockholder	Common (shares)	Total Purchase Price
Foundry Group Select Fund, L.P.(1)	179,333	$2,281,116
Entities affiliated with Bain Capital Ventures(2)	179,333	$2,281,116

(1)
Foundry Group Select Fund, L.P. is a holder of more than 5% of our capital stock. Ryan McIntyre and Brad Feld, former members of the Board, are affiliated with Foundry Group Select Fund, L.P.

(2)
Entities affiliated with Bain Capital Ventures are holders of more than 5% of our capital stock. Ajay Agarwal, a member of the Board, is affiliated with Bain Capital Ventures.

Follow-on Public Offering

        In April 2018, we and some of our holders of capital stock sold shares of our common stock in an underwritten public offering pursuant to the Registration Statements at a price of $22.86 per share, after deducting underwriters discounts and commissions. The following table summarizes the shares of our common stock sold by our executive officers and holders of more than 5% of our capital stock:

Executive Officers	Common (shares)	Total Sale Price
Sameer Dholakia	368,231	$8,417,761
Craig Kaes	35,000	$800,100
Stephen Sloan	75,500	$1,725,930
Michael Tognetti	62,000	$1,417,320
Leandra Fishman Yanagawa	49,000	$1,120,140
5% Stockholders
Entities affiliated with Foundry Group Funds(1)	2,952,718	$67,499,133
Entities affiliated with Highway 12 Ventures(2)	1,806,058	$41,286,486

(1)
Entities affiliated with Foundry Group Funds hold more than 5% of our capital stock. Ryan McIntyre and Brad Feld, former members of the Board, are affiliated with Foundry Group Funds.

(2)
Entities affiliated with Highway 12 Ventures held more than 5% of our capital stock prior to the April 2018 offering. Mark Solon, a former member of the Board, is affiliated with Highway 12 Ventures.

Initial Public Offering

        Certain of our existing stockholders associated with Bessemer Venture Partners, which is an affiliate of Byron Deeter, a member of the Board, purchased 625,000 shares of common stock in our IPO at the initial public offering price. The underwriters received the same discount from shares of our common stock purchased by such stockholders as they did from other shares of our common stock sold to the public in that offering.

Registration Rights Agreement

        We have entered into an amended and restated registration rights agreement, or the RRA, with certain holders of our convertible preferred stock. The RRA, among other things, grants these stockholders specified registration rights with respect to shares of our common stock, including shares of our common stock issued or issuable upon conversion of the shares of our convertible preferred stock held by them.

Shareholders Agreement

        We were party to an amended and restated shareholders agreement, or shareholders agreement, with certain holders of our common stock and convertible preferred stock. The shareholders agreement provided for, among other things, the voting of shares with respect to the constituency of the Board and the voting of shares in favor of specified transactions approved by the Board and the requisite supermajority of the shares of our voting capital stock held by investors party thereto. The shareholders agreement terminated upon the completion of our IPO.

Indemnification Agreements

        Our amended and restated certificate of incorporation contains provisions that allow us to limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  •
  any transaction from which the director derived an improper personal benefit.

        Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Our amended and restated certificate of incorporation provides us with the authority to, and our amended and restated bylaws provides that we are required to, indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provides that, upon satisfaction of certain conditions, we shall advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our other officers and employees when determined appropriate by the Board. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are SendGrid, Inc. stockholders will be "householding" the Company's proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or SendGrid, Inc.. Direct your written request to SendGrid, Inc., Investor Relations, 1801 California Street, Suite 500, Denver, Colorado 80202 or contact Investor Relations at (720) 488-4496. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Michael Tognetti Secretary

April 20, 2018

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, SendGrid, Inc., 1801 California Street, Suite 500, Denver, Colorado 80202.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 p.m. Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SENDGRID, INC. 1801 CALIFORNIA ST SUITE 500 DENVER, CO 80202 During The Meeting - Go to www.virtualshareholdermeeting.com/SEND2018 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 9:59 p.m. Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E45336-P05704 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SENDGRID, INC. The Board of Directors recommends you vote FOR the following: 1. To elect the Board of Directors’ nominees, Fred Ball, Hilary Schneider and Sri Viswanath, to the Board of Directors to hold office until the 2021 Annual Meeting of Stockholders. Nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 01) 02) 03) Fred Ball Hilary Schneider Sri Viswanath The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2.To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018. 3.To conduct any other business properly brought before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E45337-P05704 SENDGRID, INC. Annual Meeting of Stockholders May 31, 2018 10:00 AM Mountain Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Sameer Dholakia, Yancey Spruill and Michael Tognetti, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SENDGRID, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, MDT on May 31, 2018 via the Internet at www.virtualshareholdermeeting.com/SEND2018, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL 2017
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OUTSTANDING EQUITY AWARDS AT December 31, 2017
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS